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                                                                     Exhibit 4.1

                      HEALTH CARE PROPERTY INVESTORS, INC.

                              Officers' Certificate

     James G. Reynolds and Devasis Ghose do hereby certify that we are the duly elected Executive Vice President and Chief Financial Officer, and Senior Vice President - Finance and Treasurer, respectively, of Health Care Property Investors, Inc., a Maryland corporation (the "Company"). We further certify that, pursuant to resolutions of the Board of Directors of the Company, duly adopted by unanimous written consents dated April 12, 2002 and June 17, 2002 and attached hereto as Exhibit A, a series of Securities of the Company shall be established pursuant to Section 301 of the Indenture dated as of September 1, 1993 (the "Indenture") between the Company and The Bank of New York, as Trustee, and that said series shall have the following terms and provisions:

          (i) the title of such series of Securities shall be 6.45% Senior Notes due June 25, 2012 (referred to herein as the "Notes");

          (ii) the Notes which may be authenticated and delivered under the Indenture shall be limited to $250,000,000 aggregate principal amount (except as otherwise provided in Sections 304, 306, 906 or 1107 of the Indenture); however, from time to time, without giving notice or seeking consent of holders of the Notes, the Company may issue additional notes having the same ranking, interest rate, and maturity and other terms as the Notes;

          (iii) the Notes shall be issued as Registered Securities only, without coupons, and beneficial interests in the Notes may be acquired or subsequently transferred, only in denominations of $1,000 or in any amount in excess thereof which is an integral multiple or $1,000;

          (iv) the Notes shall be issued in the form of a permanent global certificate dated June 25, 2002;

          (v) the principal amount of the Notes shall be payable on June 25, 2012;

          (vi) interest on the Notes shall accrue at a fixed rate of interest as more fully described in the attached form of Notes; the Notes will bear interest from June 25, 2002, and such interest will be payable semi-annually on June 25 and December 25 of each year (or, if such date is not a Business Day, on the next Business Day thereafter), commencing on December 25, 2002 (each, an "Interest Payment Date"); the Regular Record Dates with respect to the Notes shall be each June 10 and December 10, respectively, whether or not a Business Day, preceding the relevant Interest Payment Date; interest on the Notes will be calculated on the basis of a 360-day year of twelve 30-day months;

          (vii) principal and interest payable with respect to the Notes shall be payable at the Corporate Trust Office of The Bank of New York, located at 101 Barclay Street, Floor 21W, New York, New York 10286;

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          (viii) the Notes are not subject to redemption, in whole or in part, at the option of the Company and the Notes are not subject to any sinking fund; and

          (ix) The notes shall be issued in the form of one Book-Entry Security, and the Depository for such Notes shall be The Depository Trust Company or its nominee, and the beneficial owners of interests in such Book-Entry Security may not exchange any such interests (except as provided by Section 305 of the Indenture).

     We further certify, having read the Indenture, including Sections 303 and 501 thereof, and the definitions in the Indenture relating thereto and certain other corporate documents and records, having made such examination or investigation as we deemed necessary to enable us to express an informed opinion, that all conditions precedent to the authentication and delivery of the Notes have been complied with and, to the best of our knowledge, no event which is, or after notice or lapse of time would become, an Event of Default with respect to any of the Securities has occurred and is continuing.

     Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

     IN WITNESS WHEREOF, the undersigned have executed this Officers' Certificate as of the 25th day of June, 2002.


                                         /s/ James G. Reynolds
                                      -----------------------------------------
                                             James G. Reynolds
                                             Executive Vice President and
                                             Chief Financial Officer



                                         /s/ Devasis Ghose
                                      -----------------------------------------
                                             Devasis Ghose
                                             Senior Vice President -
                                             Finance and Treasurer